Exhibit 3.01

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          NORTHERN STATES POWER COMPANY
                            (a Minnesota Corporation)

                          ARTICLE I.  NAME AND ADDRESS

The name of this corporation shall be Northern States Power Company. At the time of the adoption of these Articles, the address of the registered office of the Corporation is 414 Nicollet Mall, Minneapolis, Minnesota 55401.

                              ARTICLE II.  PURPOSE

The corporation is organized for general business purposes, including but not limited to acquiring, maintaining and operating facilities by or through which the corporation can provide communication, transportation, water, light, heat, or power to the public and to acquire and hold rights and franchises for the occupation and use of property for providing public utility services.

                             ARTICLE III.  DURATION

The period of duration of this Corporation shall be perpetual.

                             ARTICLE IV.  DIRECTORS

     1.   Names of Directors

     The names and places of residence of directors of the Corporation at the time of the adoption of these Restated Articles (this reference to "these Restated Articles" refers to the Restated Articles filed on June 23, 1980<F1>):

          David A. Christensen, RR#3, Box 233, Sioux Falls, SD 57101
          W. John Discoll, 357 Salem Church Road, St. Paul, MN 55118
          N. Bud Grossman,3412 Oakridge Road, Apt. #210,Minnetonka, MN 55343 Dale L. Haakenstad, 1342 South Ninth, Fargo, ND 58102
          Robert E. Haugan, 2 Shelby Place, St. Paul, MN 55116
          Richard H. Magnuson, 2141 Doswell Avenue, St. Paul, MN 55108 Donald W. McCarthy, 2862 Gale Road, Wayzata, MN 55391
          M.D. McVay, 2201 Isengard Road, Minnetonka, MN 55343
          William G. Phillips, 2610 West Lafayette Road, Excelsior, MN 55331
          G. M. Pieschel, Route 2, Box 78, Springfield, MN 56087
          Margaret R. Preska, 10 Sumner Hills, Mankato, MN 56001
          D. B. Reinhart, 2425 Main Street, LaCrosse, WI 54601
          Dorothy  J. Skwiera, 1260 West Larpenteur Avenue, Apt. #207,
               St. Paul, MN 55113

<F1>  A  listing  of  directors as of  the  date  these  Restated
Articles of Incorporation are being filed is no longer required by applicable law. The information in Article IV, Section 1 is restated here as current law requires a complete restatement of the articles of incorporation without amendment.

2.   Board of Directors

The management of this Corporation shall be vested in a Board of Directors composed of not less than three (3) and not more than seventeen (17) members, who shall be elected by the stockholders of the Corporation in the manner provided by the Bylaws. It shall not be necessary that directors be stockholders in the Corporation. The number of directors shall be fixed from time to time by the Bylaws, and such number may be increased or decreased within the above limits in such manner as may be provided by the Bylaws. Vacancies in the Board caused by an increase in the number of directors or by death, resignation, disqualification, or other cause, may be filled by the remaining directors or by the stockholders at an annual or special meeting, as may be provided by the Bylaws.

            ARTICLE V.  DESCRIPTION OF CAPITAL STOCK

The total authorized number of shares that may be issued by the Corporation and that the Corporation will henceforth be authorized to have is three hundred fifty-seven million (357,000,000) of the par value per share hereinafter set forth.

A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:

     1.   Authorized Number and Classes of Shares

     Such shares shall be divided into two classes to be designated, respectively, Preferred Stock and Common Stock. The total authorized number of shares of Preferred Stock is seven million (7,000,000) having a par value of one hundred dollars ($100.00) per share, and the total authorized number of shares of Common Stock is three hundred and fifty million (350,000,000) having a par value of two dollars and fifty cents ($2.50) per share.

     2.   Issuance and Terms of Preferred Stock

     The Preferred Stock may be issued in series, each of which series shall have such distinctive designation as may be fixed by the Board of Directors prior to the issuance or allotment of any share of such series, provided that such designation shall in each case include the words "Preferred Stock." The Board of Directors is hereby authorized, within the limitations and restrictions hereinafter stated, to fix from time to time, in respect of shares of Preferred Stock at the time unallotted, the dividend rates and times of payment, the redemption price, and liquidation price or preference as to assets in voluntary liquidation of the shares of any series of Preferred Stock (except the series designated "Cumulative Preferred Stock, $3.60 Series," in respect of which such provisions are hereinafter set forth) and the number of shares constituting any series of Preferred Stock.

     3.   Preferences of Preferred Stock

          a.   Dividends

          The holders of shares of Preferred Stock, irrespective of the series thereof, shall be entitled to receive in preference to the Common Stock, when and as declared by the Board of Directors of the Corporation, out of its net earnings or surplus, cumulative dividends at such rate as shall have been fixed for the series of which such shares are a part, and no more, payable to shareholders of record on such dates and for such dividend periods as shall be fixed by the Board of Directors of the Corporation. So long as dividends are in default in whole or in part on a series of Preferred Stock for any prior dividend period for such series of Preferred Stock, any dividends on the Preferred Stock shall be divided among the outstanding series of Preferred Stock for which dividends are accumulated and unpaid for any prior dividend period applicable thereto in proportion to the aggregate amounts that then would be distributable to the holders of Preferred Stock of each such series if all dividends accumulated thereon and unpaid for all prior dividend periods applicable thereto were paid and declared thereon. Dividends on each share of Preferred Stock shall begin to accrue on the first day of the dividend period during which the original issue of a certificate for such share shall occur; provided, however, that, in the case of any series of Preferred Stock created after May 6, 1970, the Board of Directors, in its discretion, may fix the date of original issue of the shares of such series as the date from which dividends shall accrue.

          b.   Liquidation and Dissolution

          In the event of any distribution of assets of the Corporation other than by dividends from net earnings or surplus, whether upon voluntary liquidation or dissolution or upon involuntary liquidation or dissolution of the Corporation, the holders of the shares of Preferred Stock shall be entitled, in preference to the Common Stock, to one hundred dollars ($100) per share in the case of involuntary liquidation or dissolution and to such amount per share in the case of voluntary liquidation or dissolution (which may differ from that payable in involuntary liquidation or dissolution) as shall have been fixed by the Board of Directors for the shares of the series of which they are a part, plus in each case an amount equal to all dividends accumulated and unpaid thereon, and no more. The consolidation or merger of this Corporation with or into any other corporation or corporations shall not be deemed to be a distribution of assets or liquidation or dissolution of the Corporation within the meaning of any provisions hereof.

          If upon any such distribution of assets of the Corporation the assets distributable among the holders of the Preferred Stock of all series shall be insufficient to pay in full the amounts to which the holders of Preferred Stock of all series are entitled under the foregoing provisions, the amount distributable to the holders of all shares of Preferred Stock of all series shall be apportioned among them ratably in proportion to the amounts to which they are, respectively, entitled in accordance with such foregoing provisions.

          c.   Dividend Arrearages

          Dividends may be paid upon the Common Stock only when dividends have been paid, or declared and set apart for payment in full, on the Preferred Stock of all series from the date on which dividends thereon began to accrue to the beginning of the current dividend periods, but whenever all such dividends have been paid, or declared and funds set apart for the payment thereof in full, upon the Preferred Stock of all series then dividends upon the Common Stock may be declared, payable then or thereafter out of any net earnings or surplus then remaining. The holders of Preferred Stock shall not be entitled to receive any amounts upon any distribution of the assets of the Corporation other than by dividends from net earnings or surplus in excess of the amount to which they are, respectively, entitled in accordance with the foregoing provisions hereof, but after the payment of such amounts in accordance with the provisions hereinabove set forth, the holders of Common Stock, subject to the rights of holders of stock of any other class hereafter authorized, shall receive all further amounts in distribution of such assets of the Corporation.

     4.   Redemption of Preferred Stock

     The Corporation, at its option, may at any time and from time to time redeem the whole or any part of the Preferred Stock of any series or all series, upon at least thirty days' previous notice by mail or publication given to the holders of record of the shares to be redeemed or upon such other period and form of notice as shall be fixed by the Board of Directors in the resolution establishing such series, by paying for each share to be redeemed the redemption price which shall have been fixed, as herein provided, for the shares of the series of which it is a part plus in each case an amount equal to the dividends upon such shares so to be redeemed at the rate or rates fixed with respect to such shares from the date or dates on which dividends on such shares began to accrue to the date fixed for the redemption thereof less the amount of dividends theretofore paid thereon, such payment to be made only on presentation and surrender for cancellation of the certificate or certificates representing the share or shares so called for redemption properly endorsed or assigned by the owner of record thereof. If less than all the outstanding shares of the Preferred Stock are to be redeemed, the shares to be redeemed shall be determined by the Board of Directors of the Corporation, either by lot, or by redemption pro rata, as the Board of Directors see fit. If the notice of redemption hereinabove provided for shall have been given as hereinabove provided and if on or before the redemption date specified in such notice funds necessary for the redemption of the share or shares to be redeemed shall have been set apart, as a trust fund, so as to be available therefor, then notwithstanding that any certificate for the shares of Preferred Stock so to be redeemed shall not have been surrendered for cancellation, the shares represented thereby from and after the date of redemption so specified shall no longer be deemed outstanding and the right to receive dividends thereon shall cease to accrue and all rights of the holders of the shares to be redeemed as shareholders of the Corporation, except the right to receive the redemption price without interest upon endorsement and surrender of the certificates for said shares so redeemed, shall cease and terminate.

     5.   Voting Rights

          a.   Number of Votes

          The holders of the Preferred Stock (other than Preferred Stock of the series designated "Cumulative Preferred Stock, $3.60 Series") shall be entitled to one vote for each share thereof held by them, the holders of Preferred Stock heretofore or hereafter issued of the series designated "Cumulative Preferred Stock, $3.60 Series" shall be entitled to three votes for each share thereof held by them, and the holders of the Common Stock shall be entitled to one vote for each share thereof held by them; provided, however, that:

               (i)    If  and  when  dividends  payable  on   the
               Preferred Stock of any series at the time outstanding are in default in an amount equivalent to the amount payable thereon during the immediately  preceding twelve  month  period,  and
               until such default shall have been remedied as hereinafter provided, the preferred shareholders, voting as a class and without regard to series, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the common shareholders, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation. Upon accrual of such special right of the Preferred Stock, a meeting of the preferred and the common shareholders for the election of directors shall be held upon notice promptly given as provided in the Bylaws for a special meeting by the President or the Secretary of the Corporation. If within fifteen days after the accrual of such special right of the Preferred Stock the President and the Secretary of the Corporation shall fail to call such meeting, then such meeting shall be held upon notice, as provided in the Bylaws for a special meeting, given by the holders of not less than 1,000 shares of the Preferred Stock after filing with the Corporation of notice of their intention to do so. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the preferred shareholders, whether or not the common shareholders shall at the time of such termination have elected the remaining directors of the Corporation; thereafter during the continuance of such special right of the Preferred Stock to elect a majority of the Board of Directors, the holders of such stock, voting as a class, shall be entitled to elect a majority of the Board of Directors and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the corporation; and all directors so elected, whether at such special meeting or any adjournment thereof, or at any subsequent annual meeting for the election of directors, held during the continuance of such special right, shall hold office until the next succeeding annual election and until their respective successors, elected by the preferred shareholders, voting as a class, and the common shareholders, voting as a class, are elected and qualified, unless their terms of office shall be sooner terminated as hereinafter provided. However, if and when all dividends then in default on the Preferred Stock shall thereafter be paid (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock shall thereupon be divested of such special right herein provided for to elect a majority of the Board of Directors, but subject always to the same provisions for the vesting of such special right in such stock in the case of any similar future default or defaults, and the election of directors by the preferred and common shareholders, voting without regard to class, shall take place at the next succeeding annual meeting for the election of directors, or at any adjournment thereof. The terms of office of all persons who may be directors of the Corporation at the time of such divestment shall terminate upon the election of the directors at such annual meeting or adjournment thereof.

          b.   First Meeting for Election of Directors

          At the first meeting for the election of directors after any accrual of the special right of the preferred shareholders to elect a majority of the Board of Directors, as provided above, and at any subsequent annual meeting for the election of directors held during the continuance of such special right, the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Preferred Stock without regard to series, shall be necessary to constitute a quorum for the election of the directors whom the preferred shareholders are entitled to elect, and the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Common Stock shall be necessary to constitute a quorum for the election of the directors whom the common shareholders are entitled to elect. If at any such meeting there shall not be such a quorum of the preferred shareholders, the meeting shall be adjourned from time to time without notice other than announcement at the meeting until such quorum shall have been obtained; provided that, if such quorum shall not have been obtained within ninety (90) days from the date of such meeting as originally called (or, in the case of any annual meeting held during the continuance of such special right, from the date fixed for such annual meetings, the presence in person or by proxy of the holders of record of one-third of the outstanding shares of the Preferred Stock, without regard to series, shall then be sufficient to constitute a quorum for the election of the directors whom such shareholders are then entitled to elect. The absence of a quorum of the preferred shareholders as a class or of the common shareholders as a class shall not, except as hereinafter provided for, prevent or invalidate the election by the other class of shareholders of the directors whom they are entitled to elect, if the necessary quorum of shareholders of such other class is present in person or represented by proxy at any such meeting or any adjournment thereof. However, at the first meeting for the election of directors after any accrual of the special right of the preferred shareholders to elect a majority of the Board of
          Directors, the absence of a quorum of the preferred shareholders shall prevent the election of directors by the common shareholders, until a quorum of the preferred shareholders shall be obtained.

          c.   Cumulative Voting

          The holders of shares of stock of any class entitled to vote at a meeting for the election of directors shall have the right to cumulate their votes at such election in the manner provided by the Minnesota Business Corporation Act.

     6.   Special Voting Rights of Preferred Stock

          a.   Act Requiring Majority Vote of Preferred Stock

          So long as any of the Preferred Stock is outstanding, the Corporation shall not, without the consent (given in writing or by vote at a meeting duly called for the purpose in accordance with the provisions of the
          Bylaws) of the holders of a majority of the total number of shares of such stock, without regard to series, present or represented by proxy at such meeting, at which meeting a quorum as hereinafter provided shall be present or represented by proxy:

               (i) Issue any unsecured notes, debentures, or other securities representing unsecured indebtedness, or assume any such unsecured securities, for purposes other than the refunding of outstanding unsecured securities theretofore issued or assumed by the Corporation or the redemption or other retirement of outstanding shares of one or more series of the Preferred Stock, if, immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures, or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding (including unsecured securities then to be issued or assumed) would exceed twenty per cent (20%) of the aggregate of (a) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding, and (b) the capital and surplus of the Corporation (including all earned surplus, paid-in surplus, capital surplus, or other surplus of the Corporation) as then to be stated on the books of account of the Corporation; or

               (ii) merge or consolidate with or into any other corporation or corporations, unless such merger or consolidation, or the issuance of assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, approved, or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises; provided that the provisions of this clause (ii) shall not apply to a purchase or other acquisition by the Corporation of the franchises or other assets of another corporation, or otherwise apply in any matter which does not involve a merger or consolidation.

          b.   Quorum of Preferred Stockholders

          For the purpose of this Section 6, the presence in person or by proxy of the holders of record of a majority of the outstanding shares of Preferred Stock, without regard to series, shall be necessary to constitute a quorum; provided, that if such quorum shall not have been obtained at such meeting or at any adjournment thereof within thirty (30) days from the date of such meeting as originally called, the presence in person or by proxy of the holders of record of one-third (1/3) of the outstanding shares of such stock, without regard to series, shall then be sufficient to constitute a quorum; and provided further that in the absence of a quorum, such meeting or any adjournment thereof may be adjourned from time to time by the officer or officers of the Corporation who shall have called the meeting (but at intervals of not less than seven days unless all shareholders present or represented by proxy shall agree to a shorter interval) without notice other than announcement at the meeting until a quorum as above provided shall be obtained.

          c.   Acts which Include Redemption of Preferred Stock

          No vote or consent of the holders of any series of the Preferred Stock shall be required, however, if, at or prior to the issue of any such securities representing unsecured indebtedness, or such consolidation, merger, or sale, provision is made for the redemption or other retirement of all shares of such series then outstanding.
          d.   Additional to Other Voting Requirements

          The provisions set forth in this Section 6 are in addition to any other vote required by any provision of the Articles of Incorporation of the Corporation, as amended, or applicable statute, and shall be so construed.

     7.   Increase in Amount of Preferred Stock

     So long as any of the Preferred Stock is outstanding, the Corporation shall not, without the consent (given by vote at a meeting duly called for the purpose in accordance with the provisions of the Bylaws) of the holders of a majority of the total number of shares of such stock then outstanding, without regard to class or series, present or represented by proxy at such meeting, increase the total authorized amount of Preferred Stock (other than as authorized by this Article
     V) or authorize any other preferred stock ranking on a parity with the Preferred Stock as to assets or dividends (other than through the reclassification of then authorized but unissued shares of Preferred Stock into shares of such other preferred stock).

     8.   Issuance of Stock Preferred over Preferred Stock

     So long as any of the Preferred Stock is outstanding, the Corporation shall not, without the consent (given by vote at a meeting duly called for the purpose in accordance with the provisions of the Bylaws) of the holders of at least sixty-six and two-thirds per cent (66 2/3%) of the total number of shares of Preferred Stock, without regard to series, then outstanding, present or represented by proxy at such meeting, authorize any class of stock which shall be preferred as to assets or dividends over the Preferred Stock; or, without the consent of the holders of at least sixty-six and two-thirds per cent (66 2/3%) of the total number of shares of Preferred Stock then outstanding, given as above provided in this Section 8, amend the Articles of Incorporation to change the express terms and provisions of the Preferred Stock in any manner substantially prejudicial to the holders thereof.

     9.   Effecting and Validating Additional Stock or Securities
          Convertible into Stock

     So long as any shares of Preferred Stock are outstanding, the consent of the holders of at least two-thirds (2/3) of the Preferred Stock at the time outstanding, voting as a class and without regard to series, given in person or by proxy, either in writing or by vote at any meeting called for the purpose, shall be necessary for effecting or validating the issue of any additional shares of Preferred Stock (other than and not exceeding 275,000 shares of the Cumulative Preferred Stock, $3.60 Series), or any shares of stock, or of any security convertible into stock, of any class ranking on a parity with the Preferred Stock, unless

          (i) the net income of the Corporation (determined as hereinafter provided) for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the month within which the issuance of such additional shares is authorized by the Board of Directors of the Corporation shall have been in the aggregate not less than one and one half times the sum of the interest requirements for one year on all of the indebtedness of the Corporation to be outstanding at the date of such proposed issue and the full dividend requirements for one year on all shares of Preferred Stock, and all other stock, if any, ranking prior to or on a parity with the Preferred Stock, to be outstanding at the date of such proposed issue, including the shares then proposed to be issued but excluding any such indebtedness and any such shares proposed to be retired in connection with such proposed issue. For purposes of calculating the dividend requirements for one year applicable to any series of Preferred Stock proposed to be issued which will have dividends determined according to an adjustable, floating or variable rate, the dividend rate used shall be the higher of (A) the dividend rate applicable to such series of Preferred Stock on the date of such calculation, or (B) the average dividend rate payable on all series of Preferred Stock outstanding during the twelve month period immediately preceding the date of such calculation. For purposes of calculating the dividend or interest requirements for one year applicable to any series of Preferred Stock or indebtedness outstanding at the date of such proposed issue and having dividends or interest determined according to an adjustable, floating or variable rate, the dividend or interest rate used shall be: (A) if such series of Preferred Stock or indebtedness has been outstanding for at least twelve months, the actual amount of dividends or interest paid on account of such series of Preferred Stock or indebtedness for the twelve month period immediately preceding the date of such calculation, or (B) if such series of Preferred Stock or indebtedness has been outstanding for less than twelve months, the higher of (1) the dividend or interest rate applicable to such series of Preferred Stock or indebtedness on the date of such calculation or (2) the average dividend or interest rate payable on all series of Preferred Stock or indebtedness outstanding during the twelve month period immediately preceding the date of such calculation. "Net income" for any period for the purpose of this Section 9 shall be computed by adding to the net income of the Corporation for said period, determined in accordance with generally accepted accounting practices, as adjusted by action of the Board of Directors of the Corporation as hereinafter provided, the amount deducted for interest before arriving at such net income (adjusted as above provided). In determining such net income for any period, there shall be deducted the provisions for depreciation and depletion as recorded on such books or the minimum amount required therefor under the provisions of any then existing trust indenture or supplements thereto of the Corporation, whichever is larger. In the determination of such net income, the Board of Directors of the Corporation may, in the exercise of due discretion, make adjustments by way of increase or decrease in such net income to give effect to changes therein resulting from any acquisition of properties or to any redemption, acquisition, purchase, sale, or exchange of securities by the Corporation either prior to the issuance of any shares of Preferred Stock, or stock, or securities convertible into stock, ranking on a parity therewith then to be issued or in connection therewith; and

          (ii) the aggregate of the capital of the Corporation applicable to all stock of any class ranking junior to the Preferred Stock, plus the surplus of the Corporation, shall be not less than the aggregate amount payable upon involuntary liquidation, dissolution, or winding up of the affairs of the Corporation to the holders of all shares of Preferred Stock and of any shares of stock of any class ranking on a parity therewith to be outstanding immediately after such proposed issue, excluding from such computation all indebtedness and stock to be retired through such proposed issue. No portion of the surplus of the Corporation utilized to satisfy the foregoing requirements shall be available for dividends (other than dividends payable in stock of any class ranking junior to the Preferred Stock) or other distributions upon or in respect of shares of stock of the
          Corporation of any class ranking junior to the Preferred Stock for the purchase of shares of such junior stock until such number of additional shares of Preferred Stock or of stock, or securities convertible into stock, ranking on a parity with the Preferred Stock are retired or until and to the extent that the capital applicable to such junior stock shall have been increased.

     10.  Dividends on Common Stock

     So long as any shares of the Preferred Stock are outstanding, the Corporation shall not pay any dividends on its Common Stock (other than dividends payable in Common Stock) or make any distribution on or purchase or otherwise acquire for value any of its Common Stock (each such payment, distribution, purchase and/or acquisition being herein referred to as a "Common Stock dividend"), except to the extent permitted by the following provisions of this
     Section 10:

          a. No Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on (and including) the date of the declaration of such Common Stock dividend, would in the aggregate exceed fifty per cent (50%) of the net income of the Corporation for the period consisting of the twelve consecutive calendar months ending on the last day of the second calendar month next preceding the declaration of such Common
          Stock dividend after deducting from such net income, dividends accruing on any preferred stock of the Corporation during such period, if at the end of such period the ratio (herein referred to as the "capitalization ratio") of the sum of (1) the capital represented by the Common Stock (including premiums on capital stock) and (2) the surplus accounts, of the Corporation, to the sum of (1) the total capital and
          (2) the surplus accounts, of the Corporation (after adjustment of the surplus accounts to reflect payment of such Common Stock dividend) would be less than twenty per cent (20%).

          b. If such capitalization ratio, determined as aforesaid shall be twenty per- cent (20%) or more, but less than twenty-five per cent (25%) no Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on (and including) the date of the declaration of such Common Stock dividend, would in the aggregate exceed seventy-five per cent (75%) of the net income of the Corporation for the period consisting of the twelve consecutive calendar months ending on the last day of the second calendar month next preceding the declaration of such Common Stock dividend after deducting from such net income, dividends accruing on any preferred stock of the Corporation during such period; and

          c. If such capitalization ratio, determined as aforesaid, shall be in excess of twenty-five per cent (25%), no Common Stock dividend shall be declared or paid which would reduce such capitalization ratio to less than twenty-five per cent (25%) except to the extent permitted by the next preceding paragraphs (a) and (b) hereof. For the purpose of this condition:

               (i) The total capital of the Corporation shall be deemed to consist of the aggregate of (1) the principal amount of all outstanding indebtedness of the Corporation maturing more than one year after the date of issue thereof and (2) the par value of or the stated capital applicable to all outstanding capital stock (including premiums on capital stock) of all classes of the Corporation. All indebtedness and capital stock owned by the Corporation shall be excluded in determining total capital. Surplus accounts shall be deemed to include all earned surplus, paid-in surplus, capital surplus, or any other surplus of the Corporation.

               (ii) Such surplus accounts upon which capitalization ratios are computed shall be adjusted to eliminate (1) the amount, if any, by which fifteen per cent (15%) of the gross operating revenues of the Corporation (calculated in the manner provided in the covenants relating to payment of Common Stock dividends embodied in the indentures and supplemental indentures securing the mortgage bonds of the Corporation) for the entire period from July 1, 1946, to the end of the second calendar month immediately preceding the date of the proposed payment of Common Stock dividends exceeds the total amount expended by the Corporation during such period for maintenance and repairs and the total provision made by the Corporation during such period for depreciation, all as shown by the books of the Corporation, and (2) any amounts on the books of the Corporation known or estimated, if not known, to represent the excess, if any, of recorded value over original cost of used and useful utility plant and other property, and any item set forth on the asset side of the balance sheet of the Corporation as a result of accounting convention, such as unamortized debt discount and expense, capital stock discount and expense, and the excess, if any, of the aggregate amount payable on involuntary dissolution, liquidation, or winding up of the Corporation upon all outstanding shares of preferred stock of all series over the aggregate stated or par value of such shares, unless any such amount or item, as the case may be, is being amortized or is being provided for by a reserve; and

               (iii) In computing net income of the Corporation applicable to the Common Stock of the Corporation for any particular twelve (12) months' period for the purpose of this condition, operating expenses, among other things, shall include the greater of (1) the provision for depreciation for such period as recorded on the books of the Corporation or (2) the amount by which fifteen per cent (15%) of the gross operating revenues of the Corporation for such period (calculated in the manner provided in the above mentioned covenants relating to payment of Common Stock dividends) exceeds the total amount expended by the Corporation during such periods for maintenance and repairs as shown by the books of the Corporation.

     11.  Acceptance of Shares
     In consideration of the issue by the Corporation, and the acceptance by the holders thereof, of shares of the capital stock of the Corporation, each and every present and future holder of shares of the Preferred Stock, the Common Stock and of any stock hereafter authorized of the Corporation shall be conclusively deemed, by acquiring or holding such shares, to have expressly consented to all and singular the terms and provisions of this Article V and to have agreed that the voting rights of such holder and the restrictions and qualifications thereof shall be as set forth in this Article.

     12.  Outstanding Stock or Evidence of Indebtedness

     No share of stock or evidence of indebtedness shall be deemed to be "outstanding," as that term is used in this
     Article V, if, prior to or concurrently with the event in reference to which a determination as to the amount thereof outstanding is to be made, the requisite funds for the redemption thereof shall be deposited in trust for that purpose and the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be irrevocably authorized and directed to give or complete such notice of redemption.

     13.  Rights of Unissued Stock or Other Securities

     No holder of any stock of the Corporation shall be entitled, as of right, to purchase or subscribe for any part of any issued shares of stock of the Corporation or for any additional shares of stock, of any class or series, which may at any time be issued, whether now or hereafter authorized, or for any rights, options, or warrants to purchase or receive shares of stock or for any bonds, certificates of indebtedness, debentures, or other securities convertible into shares of stock, or any class or series thereof; but any such unissued or additional shares, rights, options, or warrants or convertible securities of the Corporation may, from time to time, be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms, as the Board of Directors may, in its discretion, determine, without offering any part thereof to any shareholders of any class or series then of record; and any shares, rights, options or warrants or convertible securities which the Board of Directors may at any time determine to offer to shareholders for subscription may be offered to holders of shares of any class or series at the time existing, to the exclusion of holders of shares of any or all other classes or series at the time existing, in each case as the Board of Directors may, in its discretion, determine.

     14.  Series of Preferred Stock

          a.   Cumulative Preferred Stock, $3.60 Series
          Anything herein to the contrary notwithstanding, there shall be and is hereby created a series of preferred stock which is hereby designated "Cumulative Preferred Stock, $3.60 Series," dividends on which shares of Cumulative Preferred Stock, $3.60 Series, shall be payable, if declared, on the 15th days of January, April, July, and October of each year; which dividends shall be cumulative from the first day of the respective quarter-yearly period in which the respective shares of such series shall have been originally issued, the term "quarter-yearly period" as used herein referred to the period from July 1, 1946, to and including September 30, 1946, and thereafter to each quarter-yearly period of three (3) consecutive months, beginning with October 1, 1946; the dividend rate of which series is hereby fixed at Three Dollars and Sixty Cents ($3.60) per share per annum; the redemption price of the shares of which series is hereby fixed at One Hundred and Five Dollars and
          Seventy Five Cents ($105.75) per share in case of redemption on or prior to September 30, 1951; One Hundred and Four Dollars and Seventy Five Cents ($104.75) per share in case of redemption subsequent to September 30, 1951, and on or prior to September 30, 1956; and One Hundred and Three Dollars and Seventy Five Cents ($103.75) per share in case of redemption subsequent to September 30, 1956, in each case plus the amount payable thereon in accordance with the provisions hereof equal to the cumulative dividends accrued and unpaid thereon; the amount which the shares of such series are entitled to receive in preference to the Common Stock upon any distribution of assets other than by dividends from net earnings or surplus upon voluntary liquidation or dissolution of the Corporation is hereby fixed at the then redemption price thereof, plus the amount payable thereon in accordance with the provisions hereof equal to the cumulative dividends accrued and unpaid thereon; the amount which the shares of such series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon any involuntary liquidation or dissolution of the Corporation is hereby fixed at One Hundred Dollars ($100) per share, plus the amount payable thereon in accordance with the provisions hereof equal to the cumulative dividends accrued and unpaid thereon.

          b.   Cumulative Preferred Stock, $4.10 Series

               (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred
               Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.10 Series," and the number of shares constituting said new series is hereby fixed at 175,000 shares.

               (ii) The dividend rate of the shares of said new series is hereby fixed at $4.10 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

               (iii) The redemption price of the shares of said new series is hereby fixed at $105.50 per share in case of redemption on or prior to December 31, 1955; $104.50 per share in case of redemption subsequent to December 31, 1955 and on or prior to December 31, 1960; $103.50 per share in case of redemption subsequent to December 31, 1960 and on or prior to December 31, 1965; and $102.50 per share in case of redemption subsequent to December 31, 1965; plus in each case an amount equal to the dividends at the rate of $4.10 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof less the amount of dividends theretofore paid thereon.

               (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon any involuntary liquidation or dissolution of the corporation is hereby fixed at $100 per share plus an amount equal to all dividends accumulated and unpaid thereon and the amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, including an amount equal to all dividends accumulated and unpaid thereon.

          c.   Cumulative Preferred Stock, $4.08 Series

               (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred
               Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.08 Series," and the number of shares constituting said new series is hereby fixed at 150,000 shares.

               (ii) The dividend rate of the shares of said new series is hereby fixed at $4.08 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

               (iii) The redemption price of the shares of said new series is hereby fixed at $105 per share in case of redemption on or prior to December 31, 1959; $104 per share in case of redemption subsequent to December 31, 1959 and on or prior to December 31, 1964; $103 per share in case of redemption subsequent to December 31, 1964 and on or prior to December 31, 1969; and $102 per share in case of redemption subsequent to December 31, 1969; plus in each case an amount equal to the dividends at the rate of $4.08 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof less the amount of dividends theretofore paid thereon.

               (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, including an amount equal to all dividends accumulated and unpaid thereon.

          d.   Cumulative Preferred Stock, $4.11 Series

               (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred
               Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.11 Series," and the number of shares constituting said new series is hereby fixed at 200,000 shares.

               (ii) The dividend rate of the shares of said new series is hereby fixed at $4.11 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

               (iii) The redemption prices of the shares of said new series are hereby fixed at $105.732 per share in case of redemption on or prior to December 31, 1959; $104.732 per share in case of redemption subsequent to December 31, 1959 and on or prior to December 31, 1964; and $103.732 per share in case of redemption subsequent to December 31, 1964; plus in each case an amount equal to the dividends at the rate of $4.11 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof less the amount of dividends theretofore paid thereon.

               (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

          e.   Cumulative Preferred Stock, $4.16 Series

               (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred
               Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.16 Series," and the number of shares constituting said new series is hereby fixed at 100,000 shares.

               (ii) The dividend rate of the shares of said new series is hereby fixed at $4.16 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

               (iii) The redemption prices of the shares of said new series are hereby fixed at $106.25 per share in case of redemption on or prior to December 31, 1961; $105.75 per share in case of redemption subsequent to December 31, 1961 and on or prior to December 31, 1966; $104.75 per share in case of redemption subsequent to December 31, 1966 and on or prior to December 31, 1971; and $103.75 per share in case of redemption subsequent to December 31, 1971; plus in each case an amount equal to the dividends at the rate of $4.16 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon.

               (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

          f.   Cumulative Preferred Stock, $4.56 Series

               (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred
               Stock of the Company which is hereby designated "Cumulative Preferred Stock, $4.56 Series," and the number of shares constituting said new series is hereby fixed at 150,000 shares.

               (ii) The dividend rate of the shares of said new series is hereby fixed at $4.56 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

               (iii) The redemption prices of the shares of said new series are hereby fixed at $105.89 per share in case of redemption on or prior to December 31, 1969; $104.75 per share in case of redemption subsequent to December 31, 1969 and on or prior to December 31, 1974; $103.64 per share in case of redemption subsequent to December 31, 1974 and on or prior to December 31, 1979; and $102.47 per share in case of redemption subsequent to December 31, 1979; plus in each case an amount equal to the dividends at the rate of $4.56 per share per annum from the date dividends on the shares to be redeemed began to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon.

               (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, including an amount equal to all dividends accumulated and unpaid thereon.

          g.   Cumulative Preferred Stock, $6.80 Series

               (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred
               Stock of the Company which is hereby designated "Cumulative Preferred Stock, $6.80 Series," and the number of shares constituting said new series is hereby fixed at 200,000 shares.

               (ii) The dividend rate of the shares of said new series is hereby fixed at $6.80 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

               (iii) The redemption prices of the shares of said new series are hereby fixed at $108.29 per share in case of redemption on or prior to December 31, 1973; $106.59 per share in case of redemption subsequent to December 31, 1973 and on or prior to December 31, 1978; $104.89 per share in case of redemption subsequent to December 31, 1978 and on or prior to December 31, 1983; and the $103.19 per share in case of redemption subsequent to December 31, 1983; plus in each case an amount equal to the dividends at the rate of $6.80 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemable prior to May 1, 1973 from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

               (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

          h.   Cumulative Preferred Stock, $7.00 Series

               (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred
               Stock of the Company which is hereby designated "Cumulative Preferred Stock, $7.00 Series," and the number of shares constituting said new series is hereby fixed at 200,000 shares.

               (ii) The dividend rate of the shares of said new series is hereby fixed at $7.00 per share per annum; dividends on said shares shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month, when and as declared by the Board of Directors.

               (iii) The redemption prices of the shares of said new series are hereby fixed at $108.45 per share in case of redemption on or prior to December 31, 1974; $106.70 per share in case of redemption subsequent to December 31, 1974 and on or prior to December 31, 1979; $104.95 per share in case of redemption subsequent to December 31, 1979 and on or prior to December 31, 1984; and $103.20 per share in case of redemption subsequent to December 31, 1984; plus in each case an amount equal to the dividends at the rate of $7.00 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemed prior to January 1, 1974 from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

               (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

          i.   Cumulative Preferred Stock, $8.80 Series

               (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred
               Stock of the Company which is hereby designated "Cumulative Preferred Stock, $8.80 Series," and the number of shares constituting said new series is hereby fixed at 250,000 shares.

               (ii) The dividend rate of the shares of said new series is hereby fixed at $8.80 per share per annum; dividends on said shares, when and as declared by the Board of Directors, shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month; except that the dividend period for the first such dividend shall begin with the date of original issue.

               (iii) The redemption prices of the shares of said new series are hereby fixed at $109.95 per share in case of redemption on or prior to December 31, 1975; $107.75 per share in case of redemption subsequent to December 31, 1975 and on or prior to December 31, 1980; $105.55 per share in case of redemption subsequent to December 31, 1980 and on or prior to December 31, 1985; and $103.35 per share in case of redemption subsequent to December 31, 1985; plus in each case an amount equal to the dividends at the rate of $8.80 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemable prior to September 1, 1975 from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

               (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

          j.   Cumulative Preferred Stock, $7.84 Series

               (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred
               Stock of the Company which is hereby designated "Cumulative Preferred Stock, $7.84 Series," and the number of shares constituting said new series is hereby fixed at 350,000 shares.

               (ii) The dividend rate of the shares of said new series is hereby fixed at $7.84 per share per annum; dividends on said shares, when and as declared by the Board of Directors, shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month; except that the dividend period for the first such dividend shall begin with the date of original issue.

               (iii) The redemption prices of the shares of said new series are hereby fixed at $109.00 per share in case of redemption on or prior to December 31, 1976; $107.04 per share in case of redemption subsequent to December 31, 1976, and on or prior to December 31, 1981; $105.08 per share in case of redemption subsequent to December 31, 1981, and on or prior to December 31, 1986; and $103.12 per share in case of redemption subsequent to December 31, 1986; plus in each case an amount equal to the dividends at the rate of $7.84 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemable prior to October 1, 1976, from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series.

               (iv) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, plus an amount equal to all dividends accumulated and unpaid thereon.

          k.   Cumulative Preferred Stock, $10.36 Series

               (i) There be and there hereby is created from the authorized and unallotted shares of Preferred Stock of the Company, a new series of Preferred
               Stock of the Company which is hereby designated "Cumulative Preferred Stock, $10.36 Series," and the number of shares constituting said new series is hereby fixed at 250,000 shares.

               (ii) The dividend rate of the shares of said new series is hereby fixed at $10.36 per share per annum; dividends on said shares, when and as declared by the Board of Directors, shall be payable on the 15th day of January, April, July and October for the quarter-yearly period ending with the last day of the preceding month; except that the dividend period for the first such dividend shall begin with the date of original issue.

               (iii) The redemption prices of the shares of said new series are hereby fixed at $115.00 per share in case of redemption on or prior to June 30, 1984; $105.00 per share in case of redemption subsequent to June 30, 1984, and on or prior to June 30, 1989; and $102.50 per share in case of redemption subsequent to June 30, 1989; plus in each case an amount equal to the dividends at the rate of $10.36 per share per annum from the date dividends on the shares to be redeemed begin to accrue to the date fixed for redemption thereof, less the amount of dividends theretofore paid thereon; provided, however, that the shares of said new series shall not be redeemable prior to July 1, 1979, from the proceeds of any refunding of shares of said new series through the incurring of debt, or through the issuance of preferred stock ranking equally with or prior to the shares of said new series as to dividends or on liquidation, if such debt has an effective interest cost or such preferred stock has an effective dividend cost to the Company of less than the effective dividend cost to the Company of the said new series. The shares of said new series will also be redeemable at any time on and after July 1, 1979, for the sinking fund at the sinking fund redemption price, which shall be $101.10 per share plus accrued and unpaid dividends.

               (iv) Subject to the prohibitions and limitations contained in its Articles of Incorporation, as amended, and in Orders of the Securities and Exchange Commission in Files No. 70-3221 and 70-3279, the Company shall apply as and for a sinking fund for said new series on July 1 in each year commencing July 1, 1979, a minimum of 12,500 shares of said new series, and may so apply on each of said July 1 dates up to a maximum of an additional 12,500 shares of said new series. The shares to be applied annually in satisfaction of the sinking fund may be acquired either by redemption at the sinking fund redemption price in accordance with the provisions of Article V of the Articles of Incorporation and of this resolution, or by purchase from time to time in such manner as the Board of Directors may determine. If the Company shall be prevented by the restrictions referred to above or for any other reason from redeeming the number of shares of said new series, which in the absence of such restrictions it would be required to apply for the sinking fund on any such July 1, the deficit shall be made good on the first succeeding July 1 on which the Company shall not be prevented by such restrictions from redeeming the number of shares of said new series, which in the absence of such restrictions it would be required to apply for the sinking fund on any such July 1, the deficit shall be made good on the first succeeding July 1 on which the Company shall not be prevented by such restrictions from redeeming shares of said new series. Shares applied to the sinking fund on any applicable July 1 date shall be deemed to be not outstanding on such date. Shares of said new series acquired by redemption must be applied in satisfaction of the current sinking fund payments; but shares of said new series purchased by the Company may be applied in satisfaction of any sinking fund payment. Shares applied in satisfaction of the sinking fund shall become authorized but unissued shares of Preferred Stock of the Company but may not be reissued as shares of said new series, and the Company shall forthwith take all necessary action to effectuate the foregoing.

               (v) The amount which the shares of said new series are entitled to receive in preference to the Common Stock upon any distribution of assets, other than by dividends from net earnings or surplus, upon voluntary liquidation or dissolution of the corporation is hereby fixed as the then redemption price, including an amount equal to all dividends accumulated and unpaid thereon.

         ARTICLE VI.  LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law for (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Corporation's stock under Section 559 of the Minnesota Business Corporation Act (Minnesota Statues, Chap. 302A) or for liability arising under Section 80A.23 of Minnesota Statutes for the unlawful sale of securities; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date this Article VI becomes effective. If the Minnesota Business Corporation Act is further amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by any amendment to the Minnesota Business Corporation Act. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                    VII.  AMENDMENT OF BYLAWS

Authority to make and alter the Bylaws of the Corporation is hereby vested in the Board of Directors of the Corporation, subject to the power of the stockholders to change or repeal such Bylaws; provided, however, the Board of Directors shall not make or alter any bylaw fixing their number, qualifications, classifications, or term of office.